                                                                    EXHIBIT 10.1



                              PURCHASE AGREEMENT
                              ------------------

            THIS PURCHASE AGREEMENT is made and entered into as of this 28th day of March, 1996 ("Agreement") by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation ("Purchaser"), and CORPORATE PROPERTY ASSOCIATES 5, a California limited partnership ("Seller").


                                   RECITALS
                                   --------

            A. Seller currently owns fee simple title to certain real estate located in Hodgkins, Illinois, legally described in Exhibit "A" attached
                                                    -----------
hereto and made a part hereof ("Land").

            B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the Project (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and of Purchaser's agreement to use due diligence in its inspection and review during the Inspection Period (as hereinafter defined) the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

            1.    Agreement to Purchase.  Subject to the terms and
                  ---------------------
conditions of this Agreement and the above recitals which are by this reference incorporated herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the following described property (collectively, "Project"):

                  A. The Land and all rights, privileges, easements and appurtenances to the Land owned by Seller, including, without limitation, all mineral rights, easements, rights-of-way, gas and hydrocarbons, and other appurtenances used or connected with the beneficial use or enjoyment of the Land which are owned by Seller; and all right, title and interest of Seller in and to all streets, water courses or water bodies adjacent to, abutting or serving the Land.

                  B. That certain building located upon the Land and containing approximately 630,410 square feet of interior floor area and identified with the common street address of 6600 River Road, Hodgkins, Illinois, and all other improvements, structures, elevators, fixtures, parking areas and, to the extent owned by Seller, other improvements of any kind or nature whatsoever now or hereafter located on the Land (collectively, "Building") (the Land and Building are sometimes collectively, the "Real Property").

                  C. All equipment, apparatus, machinery, cranes, appliances, furnishings, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind owned by Seller, if any, and other fixtures and personal and tangible property, if any, owned by Seller and used in connection with the operation and ownership of the Building or the Land ("Personal Property").

                  D. All intangible property now or hereafter owned, controlled or held by Seller, if any, between the date hereof and the Closing (as hereinafter defined), solely in connection with the Building and the Personal Property, including, but not limited to: (i) all guaranties and warranties, including guaranties and warranties pertaining to construction of the Building (collectively, "Warranties"); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building; (iii) all rights to obtain utility service in connection with the Building and the Land; (iv) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof (collectively, "Permits"); (v) all contracts and contract rights identified on Exhibit "B" attached hereto and made a part hereof
                    -----------
      (collectively, "Project Contracts"); (vi) all trade marks and trade names (all of the foregoing are collectively, "Intangible Property").

                  E. All of Seller's right, title and interest as landlord in and to the Lease (as hereinafter defined), a copy of which is attached hereto as Exhibit "C".
                -----------

            2.    Purchase Price.  Subject to prorations and credits
                  --------------
hereinafter provided, the Purchase Price ("Purchase Price") for the Project shall be THIRTEEN MILLION FIVE HUNDRED THOUSAND AND NO/00 DOLLARS
($13,500,000.00), which shall be payable and allocated as follows:

                  A.      Earnest Money.  Purchaser shall deliver to
                          -------------
      Chicago Title and Trust Company ("Escrowee") the sum of TWO HUNDRED FIFTY THOUSAND AND NO/00 DOLLARS ($250,000.00) as earnest money (said money, including any and all interest accrued thereon, is collectively, the "Earnest Money") within five (5) days after the full execution and delivery of this Agreement. The Earnest Money shall be held in a joint order escrow to be entered into between Seller and Purchaser with Escrowee in the form of Exhibit "D" attached hereto and made a part
                              -----------
      hereof, and shall be invested for Purchaser's benefit and all income earned thereon shall be paid to Purchaser. The Earnest Money shall be applied toward the Purchase Price at Closing (as hereinafter defined).

                  B.    Cash Balance.  On or before the Closing Date (as
                        ------------
      hereinafter defined), Purchaser shall deposit with Escrowee THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/00 ($13,250,000.00) representing the cash portion of the Purchase Price by Federal wire transfer of immediately available funds, together with such additional funds for Purchaser's share of closing costs and prorations as may be required pursuant to this Agreement.

            3.    Closing.  Subject to the terms and conditions contained
                  -------
in this Agreement, the consummation of the transactions herein contemplated ("Closing") shall take place on April 9, 1996 ("Closing Date") or at an earlier or later date by mutual agreement between the parties. The transaction herein contemplated shall be closed through an escrow with Chicago Title Insurance Company ("Title Company") in Chicago, Illinois on the Closing Date, in accordance with the general provisions of the usual form of "New York Style" Deed and Money Escrow Agreement then in use by Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement ("Escrow"). Upon the creation of the Escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed (as hereinafter defined) and other documents to be delivered pursuant to
Section 6 below, shall be made through the Escrow. Seller and Purchaser (if required) shall execute gap undertakings in the form required by the Title Company in order to close by a "New York Style" closing.

            4.    Documents Delivered by Seller.  Seller and Purchaser
                  -----------------------------
hereby agree that Seller has delivered and Purchaser has received all of the following pertaining to the Project (collectively, the "Property Information"):

                  A. Correspondence dated January 22, 1993 received from the Township of Hodgkins relating to the Project.

                  B. Copies of any reports or studies (including engineering, soil boring and physical inspection reports) in Seller's actual possession, if any, in respect of the physical condition or operation of the Project or recommended improvements thereto.

                  C. A copy of the bill or bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes.

                  D.    A true, correct and complete copy of the Lease.

                  E. All other material studies, reports, maps and documents related to the Project that are in Seller's actual possession, if any, including, without limitation, engineering reports, most recent survey, environmental reports, documents relating to any special use, conforming use or zoning variance and all correspondence with governmental agencies and their personnel concerning the same, but excluding market analyses.

            5.    Title and Survey.
                  ----------------

                  A.    Conditions of Title.  Good and marketable fee
                        -------------------
simple title to the Real Property shall be conveyed by Seller to Purchaser or its nominee by a special warranty deed ("Deed") in the form of Exhibit "N"
                                                               -----------
attached hereto and by this reference made a part hereof, subject only to the Permitted Exceptions (as hereinafter defined).

                  B.    Title.
                        -----

                           (i)      Title Insurance Commitment.  Purchaser
                                    --------------------------
      has obtained a commitment (the "Commitment") for an Owner's Policy of Title Insurance issued by Title Company as its order number 7601173 showing title to the Property in Seller. Purchaser hereby approves the exceptions to title ("Permitted Exceptions") set forth on Exhibit "E"
                                                                -----------
      attached hereto and by this reference made a part hereof. If an exception to title or other title defect other than a Permitted Exception is added to the Commitment subsequent to the date hereof, but prior to the Closing Date ("Unpermitted Exceptions"), then, prior to the Closing Date, Seller shall be affirmatively obligated to cure any such Unpermitted Exception the failure of which shall constitute a default by Seller under this Agreement.

                  C.    Title Policy.  On the Closing Date, Seller shall
                        ------------
cause Title Company to issue to Purchaser an ALTA 1990 Owner's Policy of Title Insurance or irrevocable commitment to issue same covering the Project in the amount of the Purchase Price, showing fee simple title vested in

Purchaser, with extended coverage over all general exceptions and containing the following endorsements: (i) 3.1 Zoning with parking, (ii) access, (iii) utility facility, (iv) restrictions insuring over the recorded covenants, conditions or restrictions of record, (v) tax parcel, (vi) deletion of the creditor's rights exclusion, (vii) contiguity, and (viii) encroachment, if applicable, subject only to (i) general taxes not yet due or payable, (ii) any matters listed on Exhibit "E" attached hereto and incorporated herein,
                  -----------
(iii) rights of Tenant (as hereinafter defined) under the Lease, (iv) matters created by, through or under Purchaser and (vi) the standard printed exclusions from coverage (collectively, "Permitted Exceptions") ("Title Policy").

                  D.    Survey.  No later than two (2) business days prior
                        ------
to the Closing, Seller shall deliver to Purchaser an updated version of the survey prepared by National Survey Service as its order number N117576 ("Survey"). The Survey shall be dated as of a date after the date hereof, certified to Purchaser and Title Company and show any change from the Survey dated as of January 22, 1993 previously delivered by Seller to Purchaser.

            6.    Documents to be Delivered by Seller at Closing.
                  ----------------------------------------------

                  A.    Seller's Closing Documents.  Seller shall deliver
                        --------------------------
to Escrowee, pursuant to the Escrow, on or before the Closing Date, the following documents, all of which shall be subject to Purchaser's prior review and approval as to form, scope and substance, to the extent the form is not attached as an exhibit to this Agreement, the delivery of all of which shall be a specific condition to Closing:

                     (i)      The Deed;

                    (ii) The Title Policy or an irrevocable commitment of the Title Company to issue same;

                   (iii) A bill of sale executed by Seller in the form of Exhibit "F" attached hereto and made a part hereof;
      -----------

                    (iv) An original executed assignment and assumption of that certain Lease dated October 31, 1994 ("Lease") by and between Seller and GATX Logistics ("Tenant), in the form of Exhibit "G" attached
                                                   -----------
      hereto and made a part hereof ("Assignment of Lease");

                     (v) A non-foreign certificate in accordance with the provisions of Section 18 hereof;

                    (vi) Tenant's insurance certificate required under the Lease;

                   (vii) A certificate from Seller stating that the representations and warranties set forth in Section 8 are true and correct as of the date of Closing in the form of Exhibit "H" attached
                                                       -----------
      hereto and made a part hereof;

                  (viii) An original executed assignment of the Intangible Property in the form of Exhibit "I" attached hereto and made a part
                              -----------
      hereof ("Assignment of Intangible Property");

                    (ix)      A certificate of Seller certifying to Purchaser
      (a) an original copy of the Lease, and (b) copies of all Intangible Property, if any, were delivered to Purchaser as of the Closing Date, in the form of Exhibit "J" attached hereto and made a part hereof;
                  -----------

                     (x)      ALTA statement;

                    (xi)      Personal "GAP" undertaking of Seller;

                   (xii) Attornment letter executed by Seller addressed to Tenant in the form of Exhibit "K" attached hereto and made a part
                            -----------
      hereof;

                  (xiii) Such proof of Seller's authority and authorization to enter into this Agreement and perform Seller's obligations under this Agreement as may be reasonably required by Purchaser and/or Title Company;

                   (xiv) An estoppel certificate of Tenant in the form of Exhibit "L" attached hereto and made a part hereof or if Tenant
      -----------
      refuses to execute and deliver an estoppel certificate in said form, an estoppel certificate in the form of the estoppel certificate described in
      Section 25 of the Lease; and

                    (xv) Such other documents as Purchaser may reasonably request of Seller upon three (3) business days notice to enable Purchaser to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost, liability or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the express terms of this Agreement.

                  B.    Purchaser's Closing Documents.  Purchaser shall
                        -----------------------------
deliver to Escrowee pursuant to the Escrow, on or before the Closing Date, the following monies and documents, the delivery of all of which shall constitute a specific condition to Closing.

                     (i) The cash portion of the Purchase Price, plus Purchaser's share of Closing costs pursuant to the terms of this Agreement;

                    (ii) Original executed counterpart of the Assignment of Lease;

                   (iii) Original executed counterpart of the Assignment of Intangible Property;

                    (iv) Proof of Purchaser's authority and authorization to enter into this Agreement and perform Purchaser's obligations under this Agreement as may be reasonably required by Purchaser and/or Title Company; and

                     (v)      The Ahern Letter (defined below)

                    (vi) Such other documents as Seller may reasonably request of Purchaser upon three (3) business days notice to enable Seller to consummate the transaction contemplated by this Agreement, provided none of said additional documents impose any cost, liability or obligation upon Purchaser not otherwise specifically imposed upon Purchaser pursuant to the express terms of this Agreement.

                  C.    Joint Closing Documents.  Each of Seller and
                        -----------------------
Purchaser shall deliver to Escrowee, pursuant to the Escrow, and the parties hereby covenant and agree to deliver to Escrow on or before the Closing Date, the mutual delivery of which shall be a specific condition to Closing:

                     (i) Three (3) copies of the Closing Statement, prepared in strict accordance with Section 10 hereof;

                    (ii) To the extent required, state, county and municipal transfer tax declarations; and

                   (iii) A joint direction to Escrowee to deposit the Earnest Money into the Escrow.

            7.    Inspection Period.
                  -----------------

                  A. Purchaser, its agents, representatives and employees may, during the period commencing as of the later date in which either Purchaser or Seller execute this Agreement as set forth next to each party's signatures contained below ("Effective Date") and expiring as of 5:00 p.m. (c.s.t.) on April 1, 1996 the Effective Date (the "Inspection Period"), make soil and engineering tests, inspect and audit the Project and all Property Information, including, without limitation, all records and books of Seller with respect thereto for such purposes as Purchaser may require and Seller shall provide Purchaser and its agents and representatives full, free and complete access with respect thereto. At Purchaser's request, and to the extent required, upon reasonable notice to Tenant in accordance with the Lease, Seller shall provide Purchaser and its representatives full and complete access to the Project and afford Purchaser the opportunity to discuss the Project and the operation thereof with the Seller's employees and with the Tenant under the Lease at such times as Purchaser may request. Purchaser shall use its best efforts to minimize any interference with the use and operation of the Property by Purchaser and Tenant during such inspection. Purchaser hereby agrees to indemnify, defend, (which shall include the obligation to pay all reasonable attorney's fees and costs) and hold Seller and Tenant harmless from and against all liability (including, without limitation, any fines, penalties or claims of any sort whatsoever) and cost caused by the actions of Purchaser, its agents and representatives in performing said inspection. Notwithstanding the foregoing, Purchaser shall not have any liability hereunder whatsoever (i) as a result of its discovery of any hazardous substance during the course of its investigation or (ii) for the release of any hazardous substance which Seller would have been obligated by law to remediate if the existence of such hazardous substance had been known except to the extent such release was exacerbated or in any way contributed to by Purchaser or its agents. Upon receipt of any analytical result of any environmental medium which indicates any detected contamination, Purchaser agrees to promptly notify Seller of any such analytical result.

                  B. Notwithstanding anything in this Agreement to the contrary, if, for any reason whatsoever in Purchaser's sole discretion, Purchaser is not satisfied with the condition of the Project, or any part thereof, or with the Property Information, or with the financial or physical feasibility of ownership of the Project and any proposed plans for the rehabilitation and renovation of same, then in such event, the right to terminate this Agreement by written notice to Seller given on or before the expiration of the Inspection Period. Upon any termination of this Agreement by Purchaser pursuant to this Section 7.B., all Earnest Money shall be immediately paid to Purchaser.

            8.    Representations and Warranties of Seller.  In order to
                  ----------------------------------------
induce Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows, and all of the foregoing and following representations and warranties shall be true and correct as of the Closing Date (and the truth and accuracy of which shall constitute a condition to the disbursement of the Purchase Price in accordance with the terms of the Escrow and this Agreement):

                        (1) Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights or otherwise dispose of any portion or portions of the Project. Neither Seller nor any person or entity claiming by, through or under Seller has or will have, at any time or times prior to the Closing, done or suffered anything whereby any lien, encumbrance, claim or right of others has been or will be created on or against the Project or any part thereof or interest therein, except for the Permitted Exceptions or any of the foregoing created by the actions or failure to act of, by, through or under Tenant.

                        (2) As of Closing, except as created by this Agreement, Seller shall not have caused any obligations or liabilities of any kind or nature whatsoever, actual or contingent, including, but not limited to, any tax liabilities, contract liabilities or tort liabilities for which or to which Purchaser or the Project will be liable or subject, except for non-delinquent obligations and liabilities accrued and thereafter accruing under the Permitted Exceptions.

                        (3) This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms. Seller has obtained or will obtain prior to Closing all consents, releases and permissions and given all required notifications, including, but not limited to, compliance with any applicable Bulk Sales Act, related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound.

                        (4) Seller has not received any written notice of the existence of any fact, condition or proceeding which would result in the termination or impairment of the furnishing of or an increase in rates for services to the Project of water, sewer, gas, electric, telephone, drainage and other such utility services.

                        (5) Seller has not entered into any Project Contracts which will survive the Closing.

                        (6) There are no unsatisfied written requests for repairs, restorations or improvements from any person, entity or authority, including, but not limited to, Tenant, any lender, insurance carrier or government authority. Seller has not received any written notice of, any claims of any governmental agency to the effect that the construction, operation or use of any of the Project is in violation of any applicable law, ordinance, rule, regulation or order or that any such claim or any investigation with respect thereto is under consideration.

                        (7) Seller has not received any written notice that any Permitted Exceptions violates any applicable state, federal or local law, rule or regulation.

                        (8) To the actual knowledge of Seller, there is no litigation pending and Seller has not received a written complaint or letter from any party asserting a complaint against the Project to which Seller is a party, except for Alvaro Torres vs. GATX Logistics, et al. and George Salazar vs. R. Gorgol Roofing,
                          ---
            Inc. et al..
                    ---

                        (9) Seller does not own any Personal Property relating to the Project other than such plans, surveys and reports, copies of which have been delivered to Purchaser pursuant to the terms of this Agreement.

                        (10) Seller has no actual knowledge of and has not received any written notice of any material, physical or mechanical defects in the condition of the Building, including, but not limited to, the roofs, exterior walls or structural components of the Building and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Building which would not be apparent to Purchaser in its inspection of the Building.

                        (11) Seller has received no written notice of any special assessments with respect to the Project or any part thereof, nor has Seller received any written notice of any special assessments being contemplated, except as set forth in letter dated March 19, 1996 from the Village of Hodgkins to Ms. Lechi Hatfield.

                        (12) Seller has no actual knowledge that any portion of any Building has flooded within the past five (5) years.

                        (13) Seller has not received any written requests, applications or notices of proceedings to alter or restrict the zoning or other use restrictions applicable to the Project. Seller has received no written notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Project which have not been heretofore corrected. The conveyance of the Project will include all rights of Seller, if any, to the use of any off-site facilities necessary to ensure compliance with all such statutes, ordinances, codes and regulations.

                        (14) Seller has not received any written notice from any insurance carrier of defects or inadequacies in the Project which if not corrected would result in termination of insurance coverage, increase its cost or otherwise affect the insurability of the Project.

                        (15) Seller is now solvent and will be solvent at the Closing. The transaction herein described is not part of a leveraged buy-out or other transaction relating to the sale of Seller.

                        (16) The Illinois Responsible Transfer Act of 1988, 765 ILCS, 90/1 et seq., does not apply to the transfer
                           -------
            contemplated herein.

                        (17) Seller has furnished Purchaser with a true and complete copy of the Lease and amendments thereto and modifications thereof, affecting the Project. Except as otherwise disclosed in writing to Purchaser at the end of Exhibit "C" attached hereto:
            (i) the Lease is in effect and the term of the same and the obligation to pay rent thereunder has commenced and the tenant thereunder is in full possession thereof and all tenant improvements required under the provisions thereof to be constructed by the landlord are completed; (ii) Tenant has not prepaid any rent or other charges; (iii) Seller has not received any written notice from Tenant that Seller is in default under the Lease and to the actual knowledge of Seller, the Lease is free from default by the landlord; (iv) to the actual knowledge of Seller, Tenant is not in default under the Lease and no circumstance exists which with notice or the passage of time or both, would give rise to such a default; (v) except as set forth in the Lease, Tenant is not entitled to any rebate, rental concession, free rent period or set off under the Lease and Tenant has not made any written claim against Seller or the Project under the Lease; (vi) all brokerage commissions with respect to the Leases have been paid in full and there are no commissions payable with respect to renewals or extensions of the Lease; (vii) neither Seller nor any agent of Seller has executed any exclusive leasing brokerage agencies;
            (viii) there are no unsatisfied obligations wherein rent and other obligations of Tenant in other buildings assumed by the landlord or obligations imposed upon the landlord to take back, sublease or relet Tenant's space or any portion thereof in the Project; (ix) the Tenant does not have a security deposit; and (x) except as set forth in the Lease, the Lease does not contain any option to purchase or grants Tenant any right of refusal or option to purchase.

                        (18) Seller has not entered into any contracts for material construction or repair or capital replacements to the Real Property during the two (2) years immediately preceding the date hereof.

            All references contained in this Agreement to the "knowledge", "best knowledge" or "actual knowledge" of Seller shall deem to mean the knowledge of John J. Park with no constructive or imputed knowledge. At the time of the Closing, Purchaser shall deliver a letter ("Ahern Letter") to Seller indicating whether or not Paul Ahern, Acquisitions Manager of Purchaser, has actual knowledge (with no constructive or imputed knowledge) of any fact which would indicate that any of the representations of Seller in this Agreement are incorrect.

            9.    Conditions Precedent to Closing.
                  -------------------------------

                  A. In addition to any conditions provided in other provisions of this Agreement, Purchaser's obligation to purchase the Project is and shall be conditioned on the following:

                  (1) The due performance by Seller of each and every covenant, undertaking and agreement to be performed by it hereunder and the truth of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing as if made on and as of the Closing.

                  (2) That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller and/or
      Tenant: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

                  (3)   The existence of any Unpermitted Exception.

                  (4) That between the date of the execution of this Agreement and the Closing, Seller shall: (i) not, without first obtaining the written consent of Purchaser, enter into any contracts, agreements or leases pertaining to the Project except for those which will be terminated prior to Closing; (ii) not amend, modify or terminate the Lease; (iii) not convey any Intangible Property or remove from the Project any of the Personal Property; and (iv) remedy all violations of laws, ordinances, orders or the requirements relating to the Project which are the obligation of the Seller to remedy under the Lease and which have been imposed by any governmental authority having jurisdiction over, or affecting all or any part of the Project and for which Seller has received written notice with respect thereto and provide Purchaser evidence of same.

                  (5) The delivery of the estoppel certificate in the form of Exhibit "L".
      -----------

                  B. Either party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party (but if a condition is waived, the party waiving the same may not rescind this Agreement on the basis of the failure of such waived condition). In the event that for any reason any item required to be delivered to a party by the other party hereunder shall not be delivered when required, then such other party shall nevertheless remain obligated to deliver the same to the first party, and nothing (including, but not limited to, the closing of the transaction hereunder) shall be deemed a waiver by the first party of any such requirement. The failure of any of the aforesaid conditions shall entitle Purchaser, at its option, to cancel and terminate this Agreement without liability and upon which this Agreement shall be null and void.

            10.   Adjustments.
                  -----------

                  A.    General.  Proration of rentals, revenues and other
                        -------
income, if any, from the Project and taxes, assessments, and other expenses, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day prior to the Closing Date. It is agreed that the Closing Date shall be an income and expense date for Purchaser. There shall be no proration of any insurance premiums with respect to the Property, nor any assumption of insurance coverage by Purchaser.

                  B.    Rentals.  The term "rentals", as used herein,
                        -------
includes fixed monthly rentals, additional rentals, escalation rentals, operating cost pass-throughs and other sums and charges payable by Tenant under the Lease. Purchaser shall receive all rentals accruing on and after the Closing Date and Seller shall receive all rentals accruing prior to the closing Date.

                  C.    Prepaid Rentals.  Prepaid rentals, if any,
                        ---------------
including Tenants' payments to Seller for Tenant's share of real property taxes and assessments, insurance premiums, common area maintenance and operation and utilities received by Seller, if any, which are unexpended as of the Closing Date shall be credited to Purchaser as of the Closing Date. Purchaser shall be credited and Seller shall be debited with any amount equal to all rent abatements and concessions for periods on and after the Closing Date pursuant to the Lease, if any.

                  D.    Operating Expenses.  All utility services charges
                        ------------------
for electricity, heat and air conditioning service, other utilities, common area maintenance, taxes other than real estate taxes such as rental taxes, and all expenses incurred in operating the Project that Seller pays, if any, as opposed to Tenant and any other costs incurred in the ordinary course of business or the management and operation of the Project not the obligation of Tenant to pay under the Lease, if any, shall be prorated on an accrual basis. Seller shall pay all such expenses, if any, that accrue prior to the Closing Date and Purchaser shall pay all such expenses accruing on and after the Closing Date.

                  E.    Leasing Commissions and Tenant Finish.  Purchaser
                        -------------------------------------
shall be credited and Seller shall be debited for all leasing commissions and the costs of all tenant finish work with respect to the Lease, whether now due or to become due prior to, on or after the Closing Date, if any.

                  F.    Tenant Deposits.  Purchaser shall be credited and
                        ---------------
Seller shall be debited with an amount equal to all tenant deposits, if any, being held by Seller or any other person under the Lease and any interest, if any, required to be paid on account thereof.

                  G.    Method of Proration.  Except as expressly provided
                        -------------------
herein, all apportionments shall be made in accordance with customary practice in Cook County, Illinois. The parties agree to cause a schedule of tentative adjustments to be prepared prior to the Closing Date. Such adjustments, if an to the extent known and agreed upon as of the Closing Date, shall be paid by Purchaser to Seller (if the prorations result in a net credit to the Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the amount to be paid by Purchaser at Closing. Purchaser and Seller agree the intent of this provisions is to allocate the income and expenses attributable to the Project in a fair, just and equitable manner, and the parties agree in the event of special circumstances not specifically covered herein, such equitable principles shall guide the parties in reaching a fair resolution. All prorations hereunder shall be final, unless otherwise expressly provided hereunder.

            11.   Closing Costs.  Seller shall bear the cost of the Title
                  -------------
Policy, the cost to record any instruments necessary to clear Seller's title, one-half the cost of the Escrow and all state and county transfer taxes. Purchaser shall bear the cost of any recording fees with respect to the Deed and one-half the cost of the Escrow. The cost of any municipal transfer taxes applicable to this transaction shall be paid for the party made responsible for the payment of the same by the applicable ordinance with respect thereto. All other costs and expenses in connection with the transaction contemplated by this Agreement shall be borne by Purchaser and Seller in the manner in which such cost and expenses are customarily allocated between the parties at closings of real property similar to the Project in the Cook County, Illinois area. Except as provided in Section 29 below, each party hereto shall pay its own attorneys' fees incurred with respect to the preparation and negotiation of this Agreement and the closing of the transaction contemplated hereby.

            12.   Damage or Destruction to Project.
                  --------------------------------

                  A. In the event that between the date of this Agreement and the date of Closing, all or any portion of the Project is damaged or destroyed by fire or other casualty, Purchaser shall elect to either:

                        (1) terminate this Agreement without cost, obligation or liability on Purchaser's part, in which event all rights and obligations of the parties hereunder shall cease; or

                        (2) consummate the transaction contemplated hereby, in which event all insurance proceeds payable as a result of such damage or destruction shall be assigned to Purchaser at Closing.

                  B. Purchaser shall notify Seller within ten (10) days after receipt of notice from Seller of such damage or destruction of its election. If Purchaser fails to notify Seller of its election within said 10-day period, such failure shall constitute an election to terminate this Agreement as aforesaid. Closing shall be adjusted to allow for such election.

            13.   Condemnation.  In the event that between the date of this
                  ------------
Agreement and the date of Closing any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Building or the Land, Purchaser, at its sole option, may elect to terminate this Agreement without costs, obligation or liability on the part of Purchaser, in which event all rights and obligations of the parties hereunder shall cease. In the event Purchaser elects not to so terminate this Agreement, Seller shall assign to Purchaser at Closing all of Seller's title and interest in and to any award pertaining to the Project made in connection with such condemnation or eminent domain proceedings. Purchaser shall notify Seller within ten (10) days after its receipt of notice of such condemnation or eminent domain proceedings whether it elects to exercise its right to terminate. If Purchaser fails to notify Seller of its election within said 10-day period, such failure shall constitute an election to terminate this Agreement aforesaid. Closing shall be adjusted to allow for such election.

            14.   Remedies.
                  --------

                  A. If prior to the Closing, Seller should breach any of its covenants, conditions, representations or warranties contained in this Agreement or should fail to consummate the sale contemplated herein for any reason other than Purchaser's default, Purchaser may, as Purchaser's sole remedies, upon five (5) days written notice to Seller, if such breach or failure is not cured within such five-day period, in addition to all remedies contained elsewhere in this Agreement (i) terminate this Agreement, without further liability on Purchaser's part; (ii) collect money damages from Seller up to $250,000.00; or (iii) enforce specific performance of this Agreement. If Purchaser discovers within six (6) months after the Closing that Seller breached any of its representations or warranties contained in this Agreement Purchaser may collect money damages from Seller up to $250,000.00.

                  B. If Purchaser should breach any of its covenants contained in this Agreement (and Seller shall not be in default hereunder), Seller may, as Seller's sole remedies, upon five (5) days written notice to Purchaser, if such breach is not cured within such five-day period, (i) terminate this Agreement without further liability on Seller's part and retain the Earnest Money as liquidated damages, and not as a penalty, or (ii) enforce specific performance of this Agreement.

            15.   Brokers.  The parties mutually warrant and represent to
                  -------
the other that neither has authorized any broker to act on its behalf in respect of the transactions contemplated hereby other than Darwin Realty & Development Corporation ("Darwin") and that neither has dealt with a broker in connection therewith other than Darwin. Each of the parties shall indemnify and save the other harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby where such claim is based on the purported employment or authorization of such broker or other person by such party. Seller shall pay the commission due to Darwin and shall cause Darwin to provide a lien waiver with respect thereto at Closing.

            16.   Environmental Matters.
                  ---------------------

                  A. The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois, or the United States Government, including, but not limited to, any material or substance which is
(i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Illinois law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
(S) 1251 et seq., (33 U.S.C. (S) 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S)
9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing grammatical sentence and all federal, state and local environmental, health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

                  B. Seller represents and warrants that as of the date hereof (which representation and warranty shall remade as of the Closing Date): (i) it has not received any written notice indicating that the Project is not in compliance with any Environmental Laws; (ii) no written notice, demand, claim or other communication has been given to or served on Seller, from any entity, governmental body or individual claiming any violation of any Environmental Law or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources (any of the foregoing, whether now existing or hereafter brought, is herein called a "Claim") which remains uncured except as disclosed to Purchaser on Exhibit "M" attached hereto and by this reference made a part hereof, and to Seller's actual knowledge, no basis for any Claim exists; (iii) to Seller's actual knowledge, no underground storage tanks are currently located on the Project; (iv) to Seller's actual knowledge, the soil, surface water and ground water of, under, or on the Project are free from any Hazardous Material; (v) to Seller's actual knowledge, except as disclosed in writing by Seller to Purchaser prior to the date hereof, no Hazardous Material has been discharged, dispersed, released, disposed of, or allowed to escape on, under or in the Project; (vi) to Seller's actual knowledge, no asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of on the Project; (vii) to Seller's actual knowledge, no polychlorinated biphenyls ("PCBs") are or ever have been located on, in, or used in connection with the Project; and (viii) to Seller's actual knowledge, no investigation, administrative order, administrative order by consent, consent order, agreement, litigation or settlement is proposed or in existence, with respect to or arising from the presence of any Hazardous Material or the transport of Hazardous Material with respect to the Project.

            17.   Entire Agreement.  It is understood and agreed that all
                  ----------------
understandings and agreements heretofore made between the parties hereto are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

            18.   Non-Foreign Certificate.  Seller shall provide Purchaser,
                  -----------------------
on or before the Closing Date, with a non-foreign certificate in the form of Exhibit "O" attached hereto and by this reference made a part hereof. In
- -----------
the event that Seller does not furnish Purchaser with said certificate, or if Purchaser has reason to believe that said certificate would be wholly or partially false if given and so notifies Seller, in writing, on or before the Closing Date, Purchaser shall be entitled to withhold up to ten (10%) percent of the Purchase Price in an escrow account to be held by Title Company until such time as Seller furnishes Purchaser with a qualifying statement from the Internal Revenue Service sufficient to relieve Purchaser of any and all withholding obligations under federal law, or until Purchaser is required to deliver said funds to the Internal Revenue Service, whichever first occurs.

            19.   Modifications.  No modification, amendment, discharge or
                  -------------
change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

            20.   Notices.  All notices, demands, requests and other
                  -------
communications under this Agreement shall be in writing and shall be deemed properly served when sent by facsimile (with proof of delivery), received if delivered by hand or expedited messenger service with proof of receipt to the party to whose attention it is directed or when received or refuses to accept receipt if sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If intended for Purchaser:                Mr. Michael M. Mullen
                                                Executive Vice President
                                                Centerpoint Corporation
                                                401 North Michigan Avenue
                                                Chicago, Illinois 60611
                                                Facsimile 312-456-7696

      with a copy to:                           Mark S. Richmond, Esq.
                                                Katz Randall & Weinberg
                                                333 West Wacker Drive
                                                Suite 1800
                                                Chicago, Illinois 60606
                                                Facsimile 312-807-3903

      If intended for Seller:                   Mr. John J. Park
                                                W.P. Carey & Company
                                                50 Rockefeller Plaza
                                                New York, New York 10020
                                                Facsimile 212-977-3022

      with a copy to:                           Stephen Lyons, Esq. and
                                                Lloyd C. Birnbaum, Esq.
                                                Reed Smith Shaw & McClay
                                                2500 One Liberty Place
                                                Philadelphia, Pennsylvania 19103
                                                Facsimile 215-851-1420

or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder.

            21.   Governing Law and Interpretation.  The validity, meaning
                  --------------------------------
and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and the words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

            22.   Survival.  All representations and warranties contained
                  --------
in this Agreement or in any of the documents to be delivered by Seller to Purchaser at Closing shall be deemed remade as of the date of Closing and survive the Closing for a period of six (6) months. This Agreement shall not be cancelled or merged into the Deed on the Closing. Each and every warranty and representation of Seller and Purchaser shall be deemed to have been relied upon by the other, notwithstanding any investigation Purchaser may have made with respect thereto, or any information developed by or made available to Purchaser prior to the Closing and consummation of this transaction.

            23.   Counterparts.  This Agreement may be executed in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            24.   Captions.  The captions in this Agreement are inserted
                  --------
for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement of any of the provisions thereof.

            25.   Binding Effect.  This Agreement shall be binding upon and
                  --------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

            26.   Partial Invalidity.  Seller and Purchaser intend and
                  ------------------
believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are not materially related to the liability of the parties hereto or to the conditions to Purchaser's obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or unenforceable as written, this Agreement may, at the option of either party, be terminated without further obligation to either party.

            27.   Illinois Income Tax Withholding.  At least five (5) days
                  -------------------------------
prior to the Closing, Seller shall deliver to Purchaser evidence that the sale of the Project to Purchaser hereunder is not subject to, and does not subject Purchaser to liability under, Chapter 120, Section 9-902(d) of the Illinois Revised Statutes ("Act") and that at least ten (10) days prior to the Closing, Seller shall have notified the Illinois Department of Revenue (herein referred to as the "Department") of the intended sale and requested the Department to make a determination as to whether the Seller has an assessed, but unpaid, amount of tax, penalties, or interest under the Act. Seller agrees that Purchaser may, at the Closing, deduct and withhold from the proceeds that are due Seller the amount necessary to comply with the withholding requirements imposed by the Act. Purchaser shall deposit the amount so withheld in a separate escrow with the Title Company pursuant to the terms and conditions acceptable to Seller and Purchaser, but in any event, complying with the Act.

            28.   Time for Performance.  Time is of the essence of this
                  --------------------
Agreement. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or one of the days described in 205 ICLS 630/17(a) other than a day as provided in 205 ICLS 630/17(b), such time for performance shall be on the next day that is not a Saturday, Sunday or Legal Holiday. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included.

            29.   Professional Fees.  In the event of the bringing of any
                  -----------------
action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party rising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

            30.   Possession.  Possession of the Project, subject to the
                  ----------
rights of Tenant under the Lease, shall be delivered to Purchaser on the Closing Date.

            31.   Assignment.  The parties hereto agree Purchaser shall
                  ----------
have the right, prior to the Closing Date and without the consent of Seller, to assign this Agreement to an entity controlled directly or indirectly by Purchaser, however, Purchaser shall not be relieved of any obligations as a consequence of such assignment. Seller shall not assign this Agreement, without the prior written consent of Purchaser.

            32.   Limitation of Liability.  Anything contained herein to
                  -----------------------
the contrary notwithstanding, any claim based on or in respect of any liability of Seller under this Agreement shall be enforced only against the assets of Seller and not against any other assets, properties or funds of (a) any general partner, limited partner, employee or agent of Seller, (b) any predecessor partnership or corporation (or other entity) of Seller or any predecessor or successor of their general partners, shareholders, officers, directors, employees or agents, or (c) Carey Corporate Property, Inc., Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co., Inc., and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


PURCHASER:                          CENTERPOINT PROPERTIES CORPORATION, a
- ---------
                                        Maryland corporation
Dated:  March ___, 1996

                                        By:
                                           -------------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------


                                        By:
                                           -------------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

SELLER:                             CORPORATE PROPERTY ASSOCIATES 5, a
- ------
                                        California limited partnership

                                        By:  Carey Corporate Property, Inc.,
                                             General Partner
Dated:  March ___, 1996

                                        By:
                                           -------------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------



                                        Attest:


                                        By:
                                           -------------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------


SCHEDULE OF EXHIBITS
- --------------------

EXHIBIT A - Legal Description
EXHIBIT B - Project Contracts
EXHIBIT C - Lease
EXHIBIT D - Earnest Money Escrow Agreement
EXHIBIT E - Permitted Exceptions
EXHIBIT F - Bill of Sale
EXHIBIT G - Assignment and Assumption of Leases
EXHIBIT H - Reaffirmation of Representations and Warranties
EXHIBIT I - Assignment of Intangible Property and Other Rights
EXHIBIT J - Seller's Certificate
EXHIBIT K - Attornment Letter
EXHIBIT L - Tenant Estoppel Certificate
EXHIBIT M - Environmental Issues
EXHIBIT N - Deed
EXHIBIT O - FIRPTA Certificate

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION
                               -----------------

                                 EXHIBIT "B"

                           LIST OF PROJECT CONTRACTS
                           -------------------------


                                     NONE

                                   EXHIBIT C

                                     LEASE
                                     -----

                                 EXHIBIT "D"

                     EARNEST MONEY ESCROW AGREEMENT
                     ------------------------------


TO:     Chicago Title and Trust Company
        171 North Clark Street
        Chicago, Illinois 60601
        Attention:  Nancy Castro

RE:     Escrow Trust No. ______________

DATE:   April ____, 1996


I.    PARTIES
      -------

      A.    Seller:                 Corporate Property Associates 5
            ------                  50 Rockefeller Plaza
                                    New York, New York 10020
                                    Attention:  Mr. John J. Park

      B.    Purchaser:              Centerpoint Properties
            ---------               401 N. Michigan Ave.
                                    Chicago, Illinois  60611
                                    Attention:  Mr. Michael Mullen

      C.    Escrow Holder:          Chicago Title Insurance Company
            -------------           171 North Clark Street
                                    Chicago, Illinois  60601
                                    Attention: Nancy Castro

II.   PRELIMINARY STATEMENTS
      ----------------------

      A. Concurrently with the execution and delivery of this Earnest Money Escrow Agreement, Seller and Purchaser have executed and delivered a certain Purchase and Sale Agreement ("Agreement"). Under the terms of the Agreement, Seller has agreed to sell to Purchaser that certain parcel of land and improvements thereon located in Hodgkins, Illinois.

      B. Pursuant to Paragraph 2A. of the Agreement, Purchaser is required to deposit with the Escrow Holder the sum of TWO HUNDRED FIFTY THOUSAND AND NO/00 DOLLARS ($250,000.00) ("Earnest Money") to be held by Escrow Holder pursuant to the terms and provisions of this Earnest Money Escrow Agreement.

      C. Pursuant to Paragraph 7B of the Agreement, Purchaser has the right to terminate the Agreement on or before April 1, 1996 and to have the Earnest Money and interest earned thereon returned to Purchaser.

III.  DEPOSIT OF EARNEST MONEY; INVESTMENT DIRECTIONS
      -----------------------------------------------

      A. Concurrently herewith, Purchaser has deposited the Earnest Money with the Escrow Holder in accordance with the Agreement.

      B. Escrow Holder is hereby authorized and directed to invest the Earnest Money or any portion thereof in accordance with the written direction of Purchaser (or Purchaser's Counsel). Unless otherwise provided pursuant to the provisions of Section IV hereof, such investment shall be for the benefit of Purchaser. The Federal Taxpayer Identification Number of the Purchaser is 36-3910279.

IV.   INSTRUCTIONS
      ------------

      A. In the event Escrow Holder receives, on or prior to April 5, 1996, from Purchaser a certification in the form attached hereto as Schedule 1, then Escrow Holder is authorized and directed to return to Purchaser, within one (1) business day thereafter, the Earnest Money, together with all interest earned thereon.

      B. Except as set forth in Paragraph IV.A. above, the Escrow Holder is instructed to hold and invest the Earnest Money, together with all interest earned thereon, until the Escrow Holder is in receipt of (i) a joint written direction from Seller (or Seller's Counsel) and Purchaser (or Purchaser's Counsel) or (ii) an order, judgment or decree addressed to Escrow Holder which shall have been entered or issued by any court and which shall determine the disposition of the Earnest Money and all interest earned thereon.

      C. Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed in Section I of this Earnest Money Escrow Agreement. All notices required herein shall be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and shall, in all instances, be deemed to have been received upon delivery thereof.

      D. Except as otherwise expressly set forth in this Earnest Money Escrow Agreement, Escrow Holder shall disregard any and all notices or warnings given by any of the parties hereto.

      E. In case Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Earnest Money Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser shall each be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and shall forthwith pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suit or proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding shall have no liability for the payment of Escrow Holder's costs, fees and expenses.

      F. Escrow Holder is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Earnest Money Escrow Agreement.

      G.    In no case shall the above mentioned deposits be surrendered except
(i) in the manner specifically described in this Earnest Money Escrow Agreement; (ii) on an order signed by the Seller (or Seller's Counsel) and Purchaser (or Purchaser's Counsel); or (iii) in obedience to the process of order of a court as aforesaid.

      H. All fees of Escrow Holder shall be charged one-half to Seller and one-half to Purchaser.

      I. Except as to deposits of funds for which Escrow Holder has received express written direction from Purchaser (or Purchaser's Counsel) concerning investment or other handling, the parties hereto agree that the Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section-3 of the Illinois Banking and Finance Act 205 ICLS 620/2-8 and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder's obligation to apply the fully amount of the deposits in accordance with the terms of this Earnest Money Escrow Agreement.

      J. Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money shall not be binding upon Purchaser or Seller as to the ultimate disposition of the Earnest Money unless and until a final, non-appealable order, judgment or decree is entered by a court having jurisdiction thereof.

      K. This Earnest Money Escrow Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

                                          FOR SELLER:

                                          Reed Smith Shaw & McClay

                                          By:
                                             -----------------------------
                                               Attorney for Seller

                                          FOR PURCHASER:

                                          Katz Randall & Weinberg

                                          By:
                                             -----------------------------
                                               Attorney for Purchaser
Accepted this ___ day of
April, 1996

Chicago Title and Trust Company
Escrow Holder

By:
   -------------------------------------
    Name:  Nancy Castro

                               SCHEDULE 1
                               ----------

                              CERTIFICATION
                              -------------

      The undersigned hereby certifies to Chicago Title and Trust Company, as Escrow Holder under that certain Earnest Money Escrow Agreement dated April ____, 1996, Escrow Trust Number _____________, that the undersigned has elected to terminate that certain Purchase Agreement dated March 28, 1996 by and between CenterPoint Properties Corporation as Purchaser and Corporate Property Associates 5 as Seller pursuant to Paragraph 7B. of the Purchase Agreement.

                                    CENTERPOINT PROPERTIES CORPORATION, a
                                    Maryland corporation


                                    By:
                                       -----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------


                                    By:
                                       -----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                  EXHIBIT "E"

                             PERMITTED EXCEPTIONS
                             --------------------


1. RESERVATION OF MINERAL RIGHTS AS WELL AS RIGHTS TO METALLIC OR OTHER SOLID MINERALS LYING NOT LESS THAN 100 FEET BELOW LAND IN FAVOR OF SANTA FE LAND IMPROVEMENT COMPANY CONTAINED IN DOCUMENT 21144828. SAID RESERVATION HOWEVER, LIMITS THE MEANS BY WHICH SAID RIGHTS MAY BE EXERCISED

      (AFFECTS PARCEL 2).

2. 20 FOOT UTILITY EASEMENT OVER THE SOUTHEAST LINE OF LAND RESERVED IN WARRANTY DEED RECORDED JULY 18, 1972 AS DOCUMENT 21980477

      NOTE: BUILDING LOCATED ON THE LAND ENCROACHES ONTO SAID EASEMENT APPROXIMATELY 2.48 FEET TO 3.24 FEET FOR A DISTANCE OF 28.46 FEET

      (AFFECTS PARCEL 3)

3. UTILITY EASEMENT 20 FEET IN WIDTH UPON AND LONG THE SOUTHEAST PROPERTY LINE OF THE LAND AS EXCEPTED AND RESERVED UNTO SANTA FE LAND IMPROVEMENT COMPANY, A CALIFORNIA CORPORATION, THE GRANTOR IN WARRANTY DEED TO COUZENS WAREHOUSE AND DISTRIBUTORS INC., A CORPORATION OF ILLINOIS, DATED NOVEMBER 28, 1972 AND RECORDED DECEMBER 1, 1972 AS DOCUMENT 22143892

      (AFFECTS PARCEL 1)

4. UTILITY EASEMENT 20 FEET WIDE UPON AND ALONG THE SOUTHEAST PROPERTY LINE OF THE LAND CREATED IN DEED FROM SANTA FE LAND IMPROVEMENT COMPANY TO COUZENS WAREHOUSE AND DISTRIBUTORS INC., RECORDED AS DOCUMENT 21144828

      (AFFECTS PARCEL 2)

5. RIGHT OF WAY FOR RAILROAD TRACKS LOCATED ALONG THE WESTERLY LINE OF THE PROPERTY AS DISCLOSED BY SURVEY MADE BY NATIONAL SURVEY SERVICE INC., DATED APRIL 26, 1985, ORDER NO. 109259.

6. A 20 FOOT UTILITY EASEMENT ALONG THE SOUTHEAST SIDE OF THE LAND RESERVED BY SANTA FE LAND IMPROVEMENT COMPANY, A CORPORATION OF CALIFORNIA, IN DEED TO FREEWAY REALTY COMPANY, DALLAS, A PARTNERSHIP RECORDED MARCH 24, 1969 AS DOCUMENT 20790107, AND OVER THE SOUTHEAST 5 FEET TO THE VILLAGE OF HODGKINS FOR SEWER PURPOSES AS CONTAINED IN

      GRANT DATED JANUARY 30, 1980 AND RECORDED JANUARY 31, 1980 AS DOCUMENT 25344926.

7. TERMS, PROVISIONS AND CONDITIONS RELATING TO THE EASEMENT DESCRIBED AS PARCEL 5 CONTAINED IN THE INSTRUMENT CREATING SUCH EASEMENT.

8. EASEMENT IN, UPON, UNDER, OVER AND ALONG THE LAND TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT AS CREATED BY GRANT TO THE COMMONWEALTH EDISON COMPANY RECORDED DECEMBER 19, 1977 AS DOCUMENT 24251543, OVER AND UPON THE NORTHEASTERLY 10 FEET AND WESTERLY 10 FEET OF THE NORTHWESTERLY 180.0 FEET OF THE LAND.

      (AFFECTS PARCEL 4).

9. APPARENT EASEMENT FOR OVERHEAD PIPES ALONG THE NORTH LINE OF THE LAND AS DISCLOSED BY SURVEY BY NATIONAL SURVEY SERVICE INC., DATED APRIL 26, 1985 ORDER NO. 109259

      (AFFECTS PARCEL 4)

10. THE COMMONWEALTH EDISON COMPANY TRANSFORMERS LOCATED ALONG THE NORTHWESTERLY LINE OF THE LAND AND SOUTHEASTERLY PORTION OF THE LAND AS DISCLOSED BY LETTER AND SURVEY FROM THE COMMONWEALTH EDISON COMPANY

      (AFFECTS PARCEL 4)

11. WOOD SERVICE POLES AND OVERHEAD WIRES BELONGING TO THE COMMONWEALTH EDISON COMPANY, A CORPORATION OF ILLINOIS, AS DISCLOSED BY SURVEY PREMENTIONED AND LETTER FROM THE COMMONWEALTH EDISON COMPANY DATED
      ____________________.

12.   ENCROACHMENT OF THE FENCE LOCATED MAINLY ON THE LAND OVER TO THE:

      (A) SOUTHWESTERLY AND ADJOINING LAND BY APPROXIMATELY 2.78 FEET; (B) THE NORTHERLY AND ADJOINING LAND BY 2.10 FEET;

      (C) NORTHEASTERLY AND ADJOINING LAND BY 4.33 FEET TO 3.98 FEET

      (D) SOUTHEASTERLY LAND BY .50 OF A FOOT

      AS DISCLOSED BY PLAT OF SURVEY MADE BY NATIONAL SURVEY SERVICE INC., DATED APRIL 26, 1985 ORDER NO. N109259.

                                 EXHIBIT "F"

                                 BILL OF SALE
                                 -------------


    CORPORATE PROPERTY ASSOCIATES 5, a California limited partnership ("Seller"), having its principal place of business at 50 Rockefeller Plaza, New York, New York 10020 in consideration of TEN AND NO/100 ($10.00) DOLLARS, receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation ("Purchaser"), the following described personal property, to-wit:

    All equipment, apparatus, machinery, cranes, appliances, furnishings, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, leasing brochures, market studies, tenant data sheets and other supplies, fixtures and personal and tangible property owned by Seller and used in connection with the operation and ownership of the Building or the Land, if any (hereinafter referred to as the "Personal Property").

    Seller hereby represents and warrants to Purchaser that (a) Seller is the absolute owner of the Personal Property, (b) the Personal Property is free and clear of all liens, charges and encumbrances, and (c) Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale. ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of April, 1996.

                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner



                                      By:
                                         ---------------------------------
                                          Name:  John J. Park
                                          Title:  Vice President
                                          Its:
                                              ----------------------------

                                      Attest:

                                      By:
                                         ---------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK         )
                          )   SS.
COUNTY OF NEW YORK        )


    On this ___ day of April, 1996, before me appeared __________________, to me personally known, who being by me duly sworn, did say that he/she is the _____________________________ of Carey Corporate Property, Inc., the corporate general partner of CORPORATE PROPERTY ASSOCIATES 5, a California limited partnership and that he executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation and that the seal affixed is the corporate seal of said corporation and said _____________________ acknowledged said instrument to be the free act and deed of said corporation.


                              --------------------------------------------
                              Notary Public

My Commission Expires:



- ----------------------------

                                  EXHIBIT "G"

                      ASSIGNMENT AND ASSUMPTION OF LEASE
                      ----------------------------------


    CORPORATE PROPERTY ASSOCIATES 5, a California limited partnership ("Assignor"), in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to CenterPoint Properties Corporation, a Maryland corporation ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated October 31, 1994 (the "Lease") by and between Assignor and GATX Logistics ("Tenant"), pertaining to the real property and improvements thereon commonly known as 6600 River Road, Hodgkins, Illinois; provided, however, that Assignor shall retain the right to bring an action against Tenant for any claim Assignor may have against Tenant arising prior to the date hereof.

    Assignor represents and warrants to Assignee that:

    (a) Assignor is the sole owner of all right, title and interest in and to the Lease; and

    (b) Except in connection with the financing of the Project, which financing will be satisfied on the date hereof and any rights of the lender in the rents will be released, no part of the rents reserved in the Leases have been previously assigned. No part of such rents, for any period subsequent to the date hereof, has been collected in advance of the due date thereof.

    Assignor shall remain liable to fulfill, perform and discharge all obligations relating to the Lease which arose prior to the date hereof, Assignor shall defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses and attorneys' fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform and discharge all such obligations relating to the Lease which arose prior to the date hereof.

    Assignee shall remain liable to fulfill, perform and discharge all obligations relating to the Lease which arose from and after to the date hereof, Assignee shall defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys' fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform and discharge all such obligations relating to the Lease which arose subsequent to the date hereof.

    This Assignment shall be binding upon and inure to benefit of Assignor, Assignee and their respective successors and assigns.

    This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Assignor has executed this Assignment this _____ day of April, 1996, which Assignment is effective this date.


                                      ASSIGNOR:

                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner


                                      By:
                                         ---------------------------------
                                           Name:
                                                --------------------------
                                           Title:

                                      Attest:

                                      By:
                                         ---------------------------------
                                           Name:
                                                --------------------------
                                           Title:




                                      CENTERPOINT PROPERTIES CORPORATION, a
                                      Maryland corporation


                                      By:
                                         ---------------------------------
                                           Name:
                                                --------------------------
                                           Title:


                                      By:
                                         ---------------------------------
                                           Name:
                                                --------------------------
                                           Title:

                                  EXHIBIT "A"

                               LIST OF CONTRACTS
                               -----------------


                                     NONE

                                  EXHIBIT "H"


               RE-AFFIRMATION OF REPRESENTATIONS AND WARRANTIES
               ------------------------------------------------


    THIS RE-AFFIRMATION OF REPRESENTATIONS AND WARRANTIES ("Re-Affirmation") is made as of this ____ day of April, 1996 by CORPORATE PROPERTY ASSOCIATES 5, a California limited partnership (hereinafter referred to as "Seller").


                                WITNESSETH:
                                ----------

    WHEREAS, that certain Purchase Agreement dated as of March 28, 1996 ("Contract") was entered into between Seller and CenterPoint Properties Corporation, a Maryland corporation, as purchaser ("Purchaser"), pertaining to the purchase and sale of the property commonly known as 6600 River Road, Hodgkins, Illinois, legally described on Exhibit "A" attached hereto and made a part hereof ("Property"); and

    WHEREAS, as a condition to the closing of the transaction contemplated under the Contract, Seller is required to execute and deliver this Re-Affirmation.

    NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby certifies to Purchaser that all of the representations and warranties made by Seller pursuant to the Contract are true and correct as of the date hereof and are reaffirmed and remade as of the date hereof to Purchaser by Seller, except as shown on Exhibit "B" attached hereto and made a part hereof. This Affirmation has been delivered by Seller to Purchaser pursuant to the terms of the Contract and nothing herein contained is intended to modify the terms of the Contract.

    IN WITNESS WHEREOF, Seller has executed and delivered this Re-Affirmation as of the day and year first above written.

                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner


                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                      Attest:

                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION
                               -----------------

                                  EXHIBIT "B"

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------


                                     NONE

                                 EXHIBIT "I"

                           ASSIGNMENT OF INTANGIBLE
                           PROPERTY AND OTHER RIGHTS
                           -------------------------

    FOR VALUE RECEIVED, Corporate Property Associates 5, a California limited partnership ("Assignor"), hereby conveys, assigns, transfers, and sets over unto CenterPoint Properties Corporation, a Maryland corporation ("Assignee") all the right, title and interest of Assignor, if any, in and to any and all intangible property now or hereafter owned, controlled or held by Assignor, solely in connection with the Building and the Personal Property, including, but not limited to: (i) all guaranties and warranties (including guaranties and warranties pertaining to construction of the Building) (collectively, the "Warranties"); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building; (iii) all rights to obtain utility service in connection with the Building and the Land; (iv) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof (collectively, the "Permits"); (v) all trade marks and trade names. The foregoing shall be collectively referred to herein as the "Intangible Property". All defined terms utilized herein without definition shall have the meaning ascribed to such terms in that certain Purchase Agreement dated March 28, 1996 by and between Assignor and Assignee.

    Assignor shall remain liable to perform, discharge, fulfill and observe all obligations of Assignor relating to the Intangible Property which arose prior to the date hereof, with the exception of obligations related to the payment of money for which a proration credit has been given to Assignee (in which instance such payment obligation shall become Assignee's and is hereby assumed by Assignee).

    This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

    IN WITNESS WHEREOF, Assignor has executed this Assignment of Intangible Property and Other Rights on this ___ day of April, 1996, which instrument is effective this date.

                                      ASSIGNOR:

                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner



                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                      Attest:

                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT "J"

                             SELLER'S CERTIFICATE
                             --------------------


    The undersigned hereby certifies to CenterPoint Properties Corporation, a Maryland corporation ("CenterPoint") that originals of (i) the Lease assigned to CenterPoint pursuant to that certain Assignment and Assumption of Lease of even date herewith from the undersigned in favor of CenterPoint and (ii) all intangible personal property assigned to CenterPoint pursuant to that certain Assignment of Intangible Property and Other Rights of even date herewith from the undersigned in favor of CenterPoint have been delivered to CenterPoint as of the date hereof.

Dated as of: April ___, 1996

                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner



                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                      Attest:

                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                 EXHIBIT "K"

                               ATTORNMENT LETTER
                               -----------------


April ___, 1996


GATX Logistics, Inc.
Riverplace Tower
1301 Riverplace Boulevard
Suite 1200
Jacksonville, Florida 32207
Attention:  President

Re: Notice of Change of Ownership
    -----------------------------

Gentlemen ____________________:

You are hereby notified as follows:

1. As of the date hereof, Corporate Property Associates 5, a California limited partnership (the "Former Owner"), has transferred, sold, assigned, and conveyed all of the Former Owner's interest in and to the property commonly known as 6600 River Road, Hodgkins, Illinois (the "Property"), to CenterPoint Properties Corporation, a Maryland corporation.

2. The New Owner acknowledges receipt of and is, as of the date hereof, responsible for your tenants' security deposit with respect to your leased premises at the Property.

3. Future rental payment with respect to your leased premises at the Property should be made to the New Owner as follows: by delivering a check or money order payable to the order of CenterPoint Properties Corporation to P.O. Box 90077, Chicago, Illinois 60690.


                                      CORPORATE PROPERTY ASSOCIATES 5, a
                                      California limited partnership

                                      By:  Carey Corporate Property, Inc.
                                           General Partner



                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                      Attest:

                                      By:
                                         ---------------------------------
                                           Name:
                                           Title:

                                 EXHIBIT "L"

                      TENANT ESTOPPEL CERTIFICATE
                      ---------------------------


Property Name:    _______________________________________________________
                  ("Property")

Tenant:

To:
                  --------------------------------------------------------

DEFINITIONS:
- -----------

Lease Date:

Landlord:

Tenant:

Security Deposit:
                  --------------------------------------------------------

Date of Possession:

Rent Commencement Date:

Monthly Base Rent:

Annual Base
Rental Amount:

Monthly Deposits:

Term:

Termination Date:

Renewal Option(s):

Square Footage:

Use:

Tenants Address
For Notices:


      "Purchaser" proposes to purchase the Property and this Tenant Estoppel Certificate is to be made and delivered in connection with that purchase.

      The undersigned Tenant under the above-referenced lease dated as of the Lease Date between Landlord and Tenant ("Lease"), certifies, represents, confirms and agrees in favor of Purchaser the following:

      1. All of the information set forth on the above schedule is true and correct.

      2. The above-described Lease has not been cancelled, modified, assigned, extended or amended and contains the entire agreement between Landlord and Tenant except as follows:

      3.    Rent has been paid to _______________________________________.
There is no Prepaid Rent. The amount of the Security Deposit is as set forth above, which is currently being held by Landlord.

      4. Tenant took possession of the leased premises on the Date of Possession, and commenced to pay rent on the Rent Commencement Date, in the amount of the Monthly Base Rent, each payable in advance. Our current Annual Base Rental Amount is as set forth above, payable in equal monthly installments, subject to percentage rental, common area maintenance charges, escalation charges and other charges in accordance with the terms and provisions of the Lease, which as of the date hereof total the Monthly Deposit Amount, each payable in equal monthly installments in advance. We are currently in occupancy of the leased premises. No "discounts", "free rent", "discounted rent" or "abatements of rent" have been agreed to or are in effect.

      5. The Lease is for the Term set forth above and ending on the Termination Date, and we have the Renewal Option(s) set forth above.

      6. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of the leased premises on the Date of Possession as set forth above and presently occupies the leased premises, presently consisting of the Square Footage as set forth above.

      7. The Lease is (a) in full force and effect, and (b) free from default by both Landlord and Tenant; and we have no claims, liens, charges or credits against Landlord or offsets against rent.

      8. The undersigned has not assigned or sublet the Lease, nor does the undersigned hold the Property under assignment or sublease.

      9. There are no other agreements written or oral, between the undersigned and Landlord with respect to the Lease and/or the leased premises and building. Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

      10. The leased premises are currently being used for the Use set forth above.

      11. Tenant is maintaining (free of default) all insurance policies that the Lease requires Tenant to maintain.

      12. Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default), and Tenant has not assigned, transferred or hypothecated its interest under the Lease.

      13. Tenant (i) does not have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building of which the leased premises are a part; and (ii) does not have any right, title or interest with respect to the leased premises other than as lessee under the Lease.

      14. We understand that Purchaser is planning to purchase the Property on which the leased premises is located to Purchaser, and we agree to make all payments required under the Lease to Purchaser upon our receipt of notice from Landlord and/or Purchaser. Further, upon receipt of such notice, we will thereafter look to Purchaser and not Landlord as the landlord under the Lease. We agree to give all notices required to be given by us to Landlord under the Lease to Purchaser upon our receipt of said notice.

      15. The statements contained herein may be relied upon by Purchaser and by any prospective purchaser or lender of the Property.

      16. If Tenant is a Corporation, the undersigned is a duly appointed officer of the corporation signing this Agreement, and is the incumbent in the office indicated under his or her name. If Tenant is a partnership or joint venture, the undersigned is a duly appointed partner or officer of the partnership or joint venture signing this certificate. In any event, the undersigned individual is duly authorized to execute this Agreement on behalf of Tenant.

      17. Tenant (a) executes this certificate with the understanding that Purchaser is contemplating purchasing the Property, and that if Purchaser purchases the Property, Purchaser will do so in material reliance on this certificate; and (b) agrees that the certifications and representations made herein shall survive such acquisition.

      18. The current address to which all notices to Tenant as required under the Lease should be sent is the Tenant's Address for Notices.

      19. Purchaser's rights hereunder shall inure to its successors and assigns.

      20. Tenant is obligated under the Lease to pay the real estate taxes which are assessed against the Property in each calendar year. Tenant is obligated to pay to Landlord the real estate taxes assessed against the Property during the last year of the Term upon Landlord's delivery of a real estate tax bill with respect thereto, even though the Lease has expired and Tenant has vacated the Property prior to the issuance of said real estate tax bill. For example: (i) in 1997, Tenant shall pay the real estate taxes assessed against the Property in 1996 which are due and payable in 1997; and
(ii) since the Term expires October 31, 1999, Tenant shall pay 10/12ths of the 1999 real estate tax bill when such bill is issued in 2000 even though Tenant will have vacated the Premises in 1999.

      IN WITNESS WHEREOF, Tenant has executed this estoppel certificate as of this ______ day of ________________, 199___.


                                                                       , a
                                    -----------------------------------

                                    --------------------------------------


                                    By:
                                       -----------------------------------
                                        Its:
                                            ------------------------------

                                  EXHIBIT "M"

                             ENVIRONMENTAL CLAIMS
                             --------------------


                                     NONE